UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 2010

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cliffs Natural Resources Inc. published a news release dated July 19, 2010 as follows:

Cliffs Natural Resources Inc. Increases Ownership of Spider
To 81.8% And Extends Offer

Spider Shareholders Have Until July 26, 2010 To Tender For A 138% Premium

Ownership Increase Effectively Positions Cliffs for Future
Compulsory Acquisition or Squeeze-Out Transaction

CLEVELAND – July 19, 2010 – Cliffs Natural Resources Inc. (NYSE: CLF) (Paris: CLF) announced today that it has taken up approximately 195.5 million common shares ("Common Shares") of Spider Resources Inc. ("Spider") (TSXV: SPQ) that were validly tendered as of July 16, 2010 at 11:59 p.m. (Eastern Time) under Cliffs’ offer (the "Offer") to purchase all of the Common Shares. When combined with Cliffs’ prior holdings, Cliffs now owns approximately 81.8% of Spider on a fully diluted basis, up from 52.1% previously.

Cliffs has extended the time of expiry for the Offer to 11:59 p.m. (Eastern time) on July 26, 2010 in order to permit additional shares to be tendered. All Common Shares validly tendered by the extended expiry time will be taken up and paid for under the Offer. The Offer price is Cdn.$0.19 per share of Spider, a premium of 138% over the closing price of the Common Shares on the TSX Venture Exchange on May 21, 2010, the last trading day prior to Cliffs’ announcement of its intention to bid for the Common Shares.

"Now that Cliffs has over 80% of Spider’s shares, Cliffs has achieved its objective of gaining control over the Big Daddy chromite deposit," said William C. Boor, President of Cliffs’ Ferroalloys business unit. "Even so, we have decided to give the remaining Spider shareholders a further opportunity to tender to our Offer in July, so that they don’t have to wait for several months to receive the same price under a compulsory acquisition or squeeze-out transaction."

Spider has 659,262,891 Common Shares outstanding, calculated on a fully-diluted basis. The Offer implies a total equity value for Spider on a fully-diluted basis of Cdn.$125 million. Spider’s main asset is a 26.5% interest in the Big Daddy chromite project, which is located in the McFaulds Lake area of Northern Ontario. Cliffs now has effective control of 73.5% of Big Daddy, consisting of Cliffs’ directly held 47% interest and Spider’s 26.5% interest. Spider is scheduled to become project operator in April 2011.

Completion of Spider Takeover at Cdn.$0.19 per share
As stated in the Offer, Cliffs intends to complete the takeover of Spider by acquiring the rest of Spider’s shares. Cliffs expects the completion of the takeover to occur late in the third quarter or early in the fourth quarter of 2010, at which time the remaining Spider shareholders would be paid Cdn.$0.19 per share.

Under the Canada Business Corporations Act, Cliffs can complete the takeover by way of an amalgamation squeeze-out transaction, now that Cliffs has acquired more than two-thirds of the third-party shares of Spider. Alternatively, Cliffs can undertake compulsory acquisition procedures if Cliffs acquires 90% of the third party shares through the tender process.

Notice of Extension

Cliffs has filed under Spider’s profile at www.sedar.com a notice of extension dated July 16, 2010 in order to extend the expiry time of the Offer to 11:59 p.m. on July 26, 2010. As previously disclosed, Cliffs has also filed at www.sedar.com the original Offer and accompanying circular dated May 31, 2010, a notice of variation dated June 25, 2010, and a notice of extension dated July 6, 2010.

Spider shareholders, banks and brokers who have questions or requests for assistance regarding the Offer should contact Georgeson, Cliffs’ information agent, toll free at 1-866-656-4120. Georgeson can also be contacted via email at askus@georgeson.com.

To be added to Cliffs Natural Resources’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html.

ABOUT CLIFFS NATURAL RESOURCES INC.
Cliffs Natural Resources Inc. is an international mining and natural resources company. A member of the S&P 500 Index, we are the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia and a significant producer of metallurgical coal. With core values of environmental and capital stewardship, our colleagues across the globe endeavor to provide all stakeholders operating and financial transparency as embodied in the Global Reporting Initiative (GRI) framework. Our Company is organized through three geographic business units:

The North American business unit is comprised of six iron ore mines owned or managed in Michigan, Minnesota and Canada and two coking coal mining complexes located in West Virginia and Alabama. The Asia Pacific business unit is comprised of two iron ore mining complexes in Western Australia and a 45% economic interest in a coking and thermal coal mine in Queensland, Australia. The Latin America business unit includes a 30% interest in the Amapá Project, an iron ore project in the state of Amapá in Brazil.

Other projects under development include a biomass production plant in Michigan and Ring of Fire chromite properties in Ontario, Canada. Over recent years, Cliffs has been executing a strategy designed to achieve scale in the mining industry and focused on serving the world's largest and fastest growing steel markets.
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although we believe that our forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons. Factors that could impact actual results include the following: demand for ferrochrome by global integrated steel producers; the impact of consolidation and rationalization in the steel industry; availability of capital equipment and component parts; availability of rail and float capacity; availability and cost of capital; ability to maintain adequate liquidity and access capital markets; events or circumstances that could impair or adversely impact the viability or value of the assets or businesses of Spider; inability to achieve expected production levels; reductions in current resource estimates; impacts of increasing governmental regulation, including failure to receive or maintain required environmental permits; problems with productivity, third-party contractors, labor disputes, disputes with indigenous tribes in the area, weather conditions, fluctuations in ore grade and changes in other cost factors, including energy costs and transportation.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs' website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.
News releases and other information on the Company are available on the Internet at:
http://www.cliffsnaturalresources.com or
www.cliffsnaturalresources.com/Investors/Pages/default.aspx?b=1041&1=1.

Follow Cliffs on Twitter at: http://twitter.com/CliffsIR.

SOURCE: Cliffs Natural Resources Inc.

INVESTOR AND FINANCIAL MEDIA CONTACTS:

Canada
Alan Bayless - Longview Communications Inc.
(604) 694-6035
abayless@longviewcomms.ca

United States - Europe
Steve Baisden
Director, Investor Relations and Corporate Communications
(216) 694-5280
steve.baisden@cliffsnr.com

Jessica Moran
Sr. Investor Relations Analyst
(216) 694-6532
jessica.moran@cliffsnr.com

Christine Dresch
Manager – Corporate Communications
(216) 694-4052
christine.dresch@cliffsnr.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

July 20, 2010	By:	James D. Graham

Name: James D. Graham
Title: Assistant General Counsel